Exhibit 99.1

AMMO, Inc. Reports Third Quarter 2024 Financial Results

SCOTTSDALE, Ariz., February 8, 2024 (GLOBE NEWSWIRE) — AMMO, Inc. (Nasdaq: POWW, POWWP) (“AMMO” or the “Company”), the owner of GunBroker.com, the largest online marketplace serving the firearms and shooting sports industries, and a leading vertically integrated producer of high-performance ammunition and components, today reported results for its third quarter of fiscal 2024, ended December 31, 2024.

Third Quarter Fiscal 2024 vs. Third Quarter Fiscal 2023

●	Net Revenues of $36.0 million
●	Gross profit margin of approximately 30.3% compared to 32.4%
●	Adjusted EBITDA of $5.4 million compared to $6.2 million
●	Net loss of ($1.6) million, compared to a net loss of ($4.1) million
●	Diluted EPS of ($0.02), compared to ($0.04)
●	Adjusted EPS of $0.04, compared to $0.04

GunBroker.com “Marketplace” Metrics – Third Quarter 2024

●	Marketplace revenue of approximately $14.0 million
●	New user growth averaged approximately 37,000 per month
●	Average take rate increased to 5.9% compared to 5.7% in fiscal 2023

Jared Smith, AMMO’s CEO, commented “Despite the challenges we faced in calendar 2023 for our industry, Ammo Inc. continues to transition its business to a stronger and leaner operating model. We have emerged from this time with an impeccable balance sheet and remain encouraged about the significant opportunities we have before us here in the fourth quarter and going forward.

“We continue to see increasing demand as the ammunition and firearms market recovers from 2022 and 2023’s post pandemic slump. As we look at opportunities going into fiscal 2025, we will focus on the transformation of our marketplace platform. We will also continue to transition our manufacturing model to one of pursuing higher margin, premium rifle and pistol ammunition opportunities as well as embracing the growing OEM brass business.,” Mr. Smith concluded.

Third Quarter 2024 Results

We experienced an improvement in the marginality of our ammunition segment while the margins of the GunBroker.com marketplace segment remain strong. We continue to see positive demand trends building for our ammunition product and activity continues to increase on GunBoker.com as we enter into the final quarter of our fiscal year.

We ended the third quarter with total revenues of approximately $36.0 million in comparison to $38.7 million in the prior year quarter. The decrease in revenue was primarily related to a decrease in sales activity from our ammunition segment as a result of a change in the US commercial ammunition market from the comparable prior year quarter. Our casing sales, however, which afford us higher gross margins, increased to $4.7 million up from $3.0 million in the prior year period. Our marketplace revenue was $14.0 million for the reported quarter, compared to $15.4 million in the prior year quarter, which decreased as a result of the current macroeconomic environment impacting our industry as well as others.

Cost of goods sold was approximately $25.1 million for the quarter compared to $26.2 million in the comparable prior year quarter. The decrease in cost of goods sold was related to the decrease in sales volume.

Our gross margin for the quarter was $10.9 million or 30.3% compared to $12.5 million or 32.4% in the prior year period. The decrease in gross profit margin was related to the shift in our sales mix.

Our cost cutting measures are paying off, there was a 5.4% decrease in operating expenses as a percentage of sales from the prior year quarter adjusted to exclude nonrecurring expenses.

There were approximately $1.5 million of nonrecurring expenses related to legal and professional fees which we have included as addbacks to Adjusted EBITDA.

For the quarter, we recorded Adjusted EBITDA of approximately $5.4 million, compared to prior year quarter Adjusted EBITDA of $6.2 million.

This resulted in a net loss per share of ($0.02) or adjusted net income per share of $0.04, compared to the prior year period of net loss per share of ($0.04) or adjusted net income per share of $0.04.

Our improvements to our marketplace, GunBroker.com, continue as our cart platform is on schedule to launch on April 1st.

We repurchased approximately 145,000 shares of our common stock under our repurchase plan in the reported quarter bringing us to just over 1.3 million shares repurchased in total under the plan since repurchases began in December 2022.

Conference Call

Management will host a conference call at 5:00 PM ET on February 8, 2024, to review financial results and provide an update on corporate developments. Following management’s formal remarks there will be a question-and-answer session.

Participants are asked to preregister for the call at the following link: https://dpregister.com/sreg/10185867/fb6f640d8c

Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. Those without Internet access or who are unable to pre-register may dial in by calling 1-844-481-2698 (domestic) or 1-412-317-0655 (international).

Please join at least 5-10 minutes prior to the scheduled start and follow the operator’s instructions. When requested, please ask for “AMMO, Inc. Third Quarter 2024 Conference Call.”

The conference call will also be available through a live webcast at the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=mnSsDVht, which is also available through the Company’s website.

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona, AMMO designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK™ Visual Ammunition, /stelTH/™ subsonic munitions, and specialty rounds for military use via government programs. For more information, please visit: www.ammo-inc.com.

About GunBroker.com

GunBroker.com is the largest online marketplace dedicated to firearms, hunting, shooting and related products. Aside from merchandise bearing its logo, GunBroker.com currently sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents. Launched in 1999, GunBroker.com is an informative, secure and safe way to buy and sell firearms, ammunition, air guns, archery equipment, knives and swords, firearms accessories and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. For more information, please visit: www.gunbroker.com.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports filed on Form 8-K.

Investor Contact:
CoreIR
Phone: (212) 655-0924
IR@ammo-inc.com

Source: AMMO, Inc.

AMMO, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2023	March 31, 2023
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$54,679,868	$39,134,027
Accounts receivable, net	21,121,450	29,346,380
Inventories	49,502,732	54,344,819
Prepaid expenses	3,708,865	5,126,667
Current portion of restricted cash	-	500,000
Total Current Assets	129,012,915	128,451,893

Equipment, net	57,278,603	55,963,255

Other Assets:
Deposits	2,265,932	7,028,947
Patents, net	4,662,656	5,032,754
Other intangible assets, net	114,296,627	123,726,810
Goodwill	90,870,094	90,870,094
Right of use assets - operating leases	2,113,943	1,261,634
Deferred income tax asset	115,908	-
TOTAL ASSETS	$400,616,678	$412,335,387

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$19,146,138	$18,079,397
Accrued liabilities	6,570,668	4,353,354
Current portion of operating lease liability	463,059	470,734
Note payable related party	-	180,850
Current portion of construction note payable	265,977	260,429
Insurance premium note payable	173,029	2,118,635
Total Current Liabilities	26,618,871	25,463,399

Long-term Liabilities:
Contingent consideration payable	80,080	140,378
Construction note payable, net of unamortized issuance costs	10,797,696	10,922,443
Operating lease liability, net of current portion	1,737,615	903,490
Deferred income tax liability	-	2,309,592
Total Liabilities	39,234,262	39,739,302

Shareholders’ Equity:
Series A cumulative perpetual preferred Stock 8.75%, ($25.00 per share, $0.001 par value) 1,400,000 shares issued and outstanding as of December 31, 2023 and March 31, 2023, respectively	1,400	1,400
Common stock, $0.001 par value, 200,000,000 shares authorized 119,994,033 and 118,562,806 shares issued and 118,643,593 and 118,294,478 outstanding at December 31, 2023 and March 31, 2023, respectively	118,644	118,294
Additional paid-in capital	395,449,082	391,940,374
Accumulated deficit	(31,513,554)	(18,941,825)
Treasury Stock	(2,673,156)	(522,158)
Total Shareholders’ Equity	361,382,416	372,596,085
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$400,616,678	$412,335,387

AMMO, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2023	2022	2023	2022

Net Revenues
Ammunition sales(1)	$17,322,967	$20,250,965	$46,945,585	$90,607,817
Marketplace revenue	13,985,034	15,419,202	40,371,952	46,486,842
Casing sales	4,698,463	3,041,327	17,315,888	10,661,420
	36,006,464	38,711,494	104,633,425	147,756,079

Cost of Revenues	25,096,088	26,184,315	71,410,243	104,257,529
Gross Profit	10,910,376	12,527,179	33,223,182	43,498,550

Operating Expenses
Selling and marketing	236,565	1,010,543	822,098	3,987,214
Corporate general and administrative	5,803,255	7,835,201	21,606,442	17,920,197
Employee salaries and related expenses	3,390,153	4,705,636	13,096,468	11,414,434
Depreciation and amortization expense	3,401,156	3,309,074	10,117,001	9,950,752
Total operating expenses	12,831,129	16,860,454	45,642,009	43,272,597
Income/(Loss) from Operations	(1,920,753)	(4,333,275)	(12,418,827)	225,953

Other Expenses
Other income/(loss)	4,576	(170,403)	376,186	28,193
Interest expense	(193,046)	(320,439)	(609,561)	(538,191)
Total other expense, net	(188,470)	(490,842)	(233,375)	(509,998)

Loss before Income Taxes	(2,109,223)	(4,824,117)	(12,652,202)	(284,045)

Provision for Income Taxes	(465,234)	(721,125)	(2,419,883)	1,369,427

Net Loss	(1,643,989)	(4,102,992)	(10,232,319)	(1,653,472)

Preferred Stock Dividend	(782,639)	(782,639)	(2,339,410)	(2,339,409)

Net Loss Attributable to Common Stock Shareholders	$(2,426,628)	$(4,885,631)	$(12,571,729)	$(3,992,881)

Net Loss per share
Basic	$(0.02)	$(0.04)	$(0.11)	$(0.03)
Diluted	$(0.02)	$(0.04)	$(0.11)	$(0.03)

Weighted average number of shares outstanding
Basic	118,447,154	117,348,511	118,110,943	116,950,013
Diluted	118,447,154	117,348,511	118,110,943	116,950,013

(1)	Included in revenue for the three months ended December 31, 2023 and 2022 are excise taxes of $1,498,429 and $1,669,206, respectively. Included in revenue for the nine months ended December 31, 2023 and 2022 are excise taxes of $3,958,391 and $7,816,598, respectively.

AMMO, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	For the Nine Months Ended December 31,
	2023	2022

Cash flows from operating activities:
Net Loss	$(10,232,319)	$(1,653,472)
Adjustments to reconcile Net Loss to Net Cash provided by operations:
Depreciation and amortization	14,047,216	12,950,972
Debt discount amortization	62,440	62,440
Employee stock awards	2,977,845	4,457,973
Stock grants	152,250	135,344
Common stock purchase options	380,045	-
Warrants Issued for Services	-	106,909
Contingent consideration payable fair value	(60,298)	(45,572)
Allowance for doubtful accounts	1,117,565	1,327,419
Reduction in right of use asset	362,402	512,063
Deferred income taxes	(2,425,500)	1,283,481
Changes in Current Assets and Liabilities
Accounts receivable	7,107,365	12,208,054
Due from related parties	-	15,000
Inventories	4,842,087	(8,129,249)
Prepaid expenses	2,474,001	1,941,206
Deposits	4,763,015	1,678,415
Accounts payable	1,066,741	(5,852,397)
Accrued liabilities	2,072,696	(2,044,248)
Operating lease liability	(388,261)	(522,917)
Net cash provided by operating activities	28,319,290	18,431,421

Cash flows from investing activities:
Purchase of equipment	(5,562,283)	(10,566,182)
Net cash used in investing activities	(5,562,283)	(10,566,182)

Cash flow from financing activities:
Proceeds from factoring liability	37,252,869	57,300,000
Payments on factoring liability	(37,252,869)	(56,107,221)
Payments on inventory facility, net	-	(825,675)
Payments on note payable - related party	(180,850)	(507,508)
Payments on insurance premium note payment	(3,001,805)	(1,916,070)
Proceeds from construction note payable	-	1,000,000
Payments on construction note payable	(181,639)	(66,586)
Preferred stock dividends paid	(2,194,792)	(2,195,075)
Common stock repurchase plan	(2,152,080)	(291,011)
Common stock issued for exercised warrants	-	56,046
Net cash used in financing activities	(7,711,166)	(3,553,100)

Net increase in cash	15,045,841	4,312,139
Restricted cash, beginning of period	500,000	-
Cash, beginning of period	39,134,027	23,281,475
Cash and restricted cash, end of period	$54,679,868	$27,593,614
Restricted cash, end of period	$-	$500,000
Cash, end of period	$54,679,868	$27,093,614

(Continued)

AMMO, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	For the Nine Months Ended December 31,
	2023	2022

Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$548,118	$433,761
Income taxes	$-	$1,302,811

Non-cash investing and financing activities:
Operating lease liability	$1,214,711	$901,076
Insurance premium note payment	$1,056,199	$2,035,519
Dividends accumulated on preferred stock	$144,618	$144,334
Construction note payable	$-	$10,237,032
Warrants issued for services	$-	$427,639

The accompanying notes are an integral part of these condensed consolidated financial statements.

Non-GAAP Financial Measures

We analyze operational and financial data to evaluate our business, allocate our resources, and assess our performance. In addition to total net sales, net loss, and other results under accounting principles generally accepted in the United States (“GAAP”), the following information includes key operating metrics and non-GAAP financial measures we use to evaluate our business. We believe these measures are useful for period-to-period comparisons of the Company. We have included these non-GAAP financial measures in this Current Report on Form 8-K because they are key measures we use to evaluate our operational performance, produce future strategies for our operations, and make strategic decisions, including those relating to operating expenses and the allocation of our resources. Accordingly, we believe these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Reconciliation of GAAP net income to Adjusted EBITDA

Adjusted EBITDA

	For the Three Months Ended		For the Nine Months Ended
	31-Dec-23	31-Dec-22	31-Dec-23	31-Dec-22

Reconciliation of GAAP net income to Adjusted EBITDA
Net Loss	$(1,643,989)	$(4,102,992)	$(10,232,319)	$(1,653,472)
Provision for Income Taxes	(465,234)	(721,125)	(2,419,883)	1,369,427
Depreciation and amortization	4,753,650	4,356,004	14,047,216	12,950,972
Interest expense, net	193,046	320,439	609,561	538,191
Employee stock awards	687,099	2,106,535	2,977,845	4,457,973
Stock grants	50,750	43,750	152,250	135,344
Common stock purchase options	380,045	-	380,045	-
Warrant Issuance	-	106,909	-	106,909
Other (income) expense, net	(4,576)	170,403	(376,186)	(28,193)
Contingent consideration fair value	(39,274)	(20,326)	(60,298)	(45,572)
Other nonrecurring expenses(1)	1,498,684	3,983,254	8,126,102	4,724,385
Adjusted EBITDA	$5,410,201	$6,242,851	$13,204,333	$22,555,964

1)	For the three and nine months ended December 31, 2023, other nonrecurring expenses consist of professional and legal fees that are nonrecurring in nature. For the three and nine months ended December 31, 2022, other nonrecurring expenses consist of proxy contest fees.

Reconciliation of GAAP net income to Fully Diluted EPS

	For the Three Months Ended
	31-Dec-23		31-Dec-22
Reconciliation of GAAP net income to Fully Diluted EPS
Net Loss	$(1,643,989)	$(0.01)	$(4,102,992)	$(0.03)
Depreciation and amortization	4,753,650	0.04	4,356,004	0.04
Interest expense, net	193,046	-	320,439	-
Employee stock awards	687,099	0.01	2,106,535	0.02
Stock grants	50,750	-	43,750	-
Common stock purchase options	380,045	-	-	-
Warrant issuance	-	-	106,909	-
Contingent consideration fair value	(39,274)	-	(20,326)	-
Nonrecurring expenses	1,498,684	0.01	3,983,254	0.03
Tax effect(1)	(1,708,026)	(0.01)	(2,294,820)	(0.02)
Adjusted Net Income	$4,171,985	$0.04	$4,498,753	$0.04

	For the Nine Months Ended
	31-Dec-23		31-Dec-22
Reconciliation of GAAP net income to Fully Diluted EPS
Net Loss	$(10,232,319)	$(0.09)	$(1,653,472)	$(0.01)
Depreciation and amortization	14,047,216	0.12	12,950,972	0.11
Interest expense, net	609,561	-	538,191	-
Employee stock awards	2,977,845	0.03	4,457,973	0.04
Stock grants	152,250	-	135,344	-
Common stock purchase options	380,045		-	-
Warrant issuance	-		106,909	-
Contingent consideration fair value	(60,298)	-	(45,572)	-
Nonrecurring expenses	8,126,102	0.07	4,724,385	0.04
Tax effect(1)	(6,037,463)	(0.05)	(4,826,590)	(0.04)
Adjusted Net Income	$9,962,939	$0.08	$16,388,140	$0.14

(1)	Tax effects are estimated by applying the statutory rate to each applicable Non-GAAP adjustment.

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2023	2022	2023	2022
Weighted average number of shares outstanding
Basic	118,447,154	117,348,511	118,110,943	116,950,013
Diluted	118,447,154	117,348,511	118,110,943	116,950,013